Exhibit 99.1

ARES CAPITAL ANNOUNCES

SEPTEMBER 30, 2005 FINANCIAL RESULTS

New York, NY – November 14, 2005 – Ares Capital Corporation (Nasdaq: ARCC) today announced financial results for its third quarter ended September 30, 2005.

HIGHLIGHTS

•                  Stockholders’ Equity (at September 30, 2005 ):  $353.1 million

•                  Net Assets per Share (at September 30, 2005):  $15.08

•                  Total Fair Value of Investments:  $424.4 million

•                  Declared  3rd Quarter 2005 Dividend:  $0.34

•                  Reported 3rd  Quarter 2005 Basic and Diluted GAAP EPS:  $0.42

•                  Reported 3rd  Quarter 2005 Basic and Diluted core EPS:  $0.30 (1)

Third Quarter 2005 Operating Results:

•                  Net income:  $9,881,890 or $0.42 per share

•                  Net investment income:  $6,244,278 or $0.27 per share

•                  Net realized and unrealized gains:  $3,637,612 or $0.15 per share

Third Quarter 2005 Portfolio Activity

•                  Purchase cost of additional investments made during period: $166.1 million

•                  Sales/redemptions of investments during period:  $45.3 million

•                  Number of portfolio company investments as of September 30, 2005:  30

•                  Weighted average yield of the debt and income producing equity securities as of September 30, 2005:  11.28%(2)

•                  Average total assets for the quarter was $392.3 million

(1) Basic and diluted core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses and any incentive management fees attributable to such capital gains and losses. The most directly comparable GAAP financial measure is the net per share increase in stockholders’ equity resulting from operations, which is reflected above as “Reported 3rd Quarter 2005 Basic and Diluted GAAP EPS.”  The Company believes that core EPS provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Reconciliation of basic and diluted core EPS to the most directly comparable GAAP financial measure is set forth in Schedule 1 hereto.

(2) Computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value.

OPERATING RESULTS

For the quarter ended September 30, 2005, Ares Capital reported net income of $9.9 million or $0.42 per share.  Net investment income for the third quarter ended September 30, 2005 was $6.2 million or $0.27 per share.  Net realized and unrealized gains were $3.6 million or $0.15 per share for the third quarter of 2005.

In the third quarter of 2005 Ares Capital invested approximately $166.1 million in new commitments across six portfolio companies (five new borrowers and one existing borrower).  Of the $166.1 million in new commitments during the quarter, approximately 41%, 6%, 20% and 33% were made in first lien senior secured debt, second lien senior secured debt, senior subordinated debt and equity/other securities, respectively. 47% of such investments were floating rate.  Specifically during the quarter, significant new commitments included:

•                  $53.0 million in equity interests of a restaurant franchisor, owner and operator;

•                  $45.6 million in first lien senior secured term and revolving debt, and equity interests of an industrial container manufacturer, reconditioner and servicer;

•                  $32.5 million in senior subordinated debt of a custodial services company:

•                  $15.0 million in second lien senior secured debt of a waste management equipment company;

•                  $13.5 million in first lien and second lien senior secured debt of a portable restroom and site services company.

During the third quarter of 2005, Ares Capital had net realized and unrealized gains of $3.6 million.  The portfolio value of the company’s investments at September 30, 2005 was $424.4 million.  These portfolio investments (excluding cash and cash equivalents) were comprised of approximately 50% senior secured debt securities (29% first lien and 21% second lien assets), 26% mezzanine debt securities, 20% preferred/common equity securities and 4% other securities (senior notes/CDO investments) as of September 30, 2005.

In addition to $9.3 million of investments that Ares Capital Corporation has made since September 30, 2005, Ares Capital has outstanding commitments to fund an aggregate of over $140 million of investments.  In addition, Ares Capital has signed proposal letters or mandates from other companies for additional investments in an aggregate of approximately $40 million.  The consummation of any of the investments in this backlog and pipeline of over $180 million depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment, the execution and delivery of satisfactory documentation and the receipt of any necessary consents. We cannot assure you that we will make any of these investments.

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Total assets were $444.9 million as of September 30, 2005.  Stockholders’ equity was $353.1 million at September 30, 2005, while net assets per share was $15.08.  As of

September 30, 2005, the weighted average yield of the debt and income producing equity securities was 11.28% (computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount earned on accruing debt, divided by (b) total income producing equity securities and debt at fair value).  As of September 30, 2005, 55% of the fund’s assets were in floating rate debt securities.

PORTFOLIO QUALITY

Ares Capital employs an investment rating system (Grade 1 to 4) to categorize its investments.  As of September 30, 2005, the weighted average grade of Ares Capital’s portfolio investments was 3.0 (with no 1.0 ratings in the portfolio).  Grade 4 is for those investments that involve the least amount of risk in our portfolio (i.e. the borrower is performing above expectations and the trends and risk factors are generally favorable).  Grade 3 is for those investments that involve a level of risk that is similar to the risk at the time of origination (i.e. the borrower is performing as expected and the risk factors are neutral to favorable).  Grade 2 is for those investments where a borrower is performing below expectations and indicates that the risk has increased materially since origination.  Grade 1 is for those investments that are not anticipated to be repaid in full.

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LIQUIDITY AND CAPITAL RESOURCES

During 2005, Ares Capital has raised a total of approximately $398 million in net proceeds from public offerings of its common stock.  As of September 30, 2005 we had $82.0 million outstanding under our revolving credit facility, which expires on November 1, 2006, unless extended prior to such date with the consent of the lenders.  On November 14, 2005, we entered into an amendment that increased the available amount for borrowing under our credit facility from $225.0 million to $350.0 million and decreased the interest rate payable on commercial paper funding from the commercial paper rate plus 125 basis points to the commercial paper rate plus 75 basis points.  The amendment also made certain provisions of the credit facility more flexible and decreased our commitment fee for unused portions of the credit facility from 0.175% to a range from 0.10% to 0.125%, depending on funding levels.

DIVIDEND

For the period from July 1, 2005 through September 30, 2005, Ares Capital declared a dividend on September 6, 2005 of $0.34 per share for a total of $7,940,174.  The record date was September 16, 2005 and the dividend was distributed on September 30, 2005.

CONFERENCE CALL

The company will host a conference call, Tuesday, November 15, 2005, at 4:00 p.m. (ET) to discuss its third quarter 2005 financial results.  All interested parties are welcome to participate. You can access the conference call by dialing (888) 343-7167 approximately 5-10 minutes prior to the call. International callers should dial (415) 537-1980.  All callers should reference “Ares Capital Corporation.” An archived replay of the call will be available through November 25, 2005 by calling (800) 633-8625. International callers please dial (402) 977-9141. For all replays, please reference pin #21267071.

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ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

INFO SOURCES

Ares Capital Corporation; Regulatory Filings (SEC)

Merritt S. Hooper
Ares Capital Corporation
310-201-4200

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ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of September 30, 2005 and December 31, 2004

	As of
	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Investments at fair value (amortized cost of $424,079,852 and $182,329,200, respectively)
Non-control/Non-affiliate investments	$349,221,287	$165,126,181
Affiliate investments	75,192,208	17,433,966
Total investments at fair value	424,413,495	182,560,147
Cash and cash equivalents	15,408,955	26,806,160
Receivable for open trades	164,945	8,794,478
Interest receivable	3,438,207	1,140,495
Other assets	1,501,986	1,154,334
Total assets	$444,927,588	$220,455,614

LIABILITIES
Credit facility payable	$82,000,000	$55,500,000
Reimbursed underwriting costs payable to the Inv’t Adviser	2,475,000	—
Dividend payable	—	3,320,030
Accounts payable and accrued expenses	1,694,808	1,556,446
Management and incentive fees payable	5,222,118	274,657
Interest and facility fees payable	310,463	96,176
Interest payable to the Investment Adviser	115,706	—
Total liabilities	$91,818,095	$60,747,309

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 23,409,484 and 11,066,767 common shares issued and outstanding, respectively	23,410	11,067
Capital in excess of par value	345,678,147	159,602,706
Distributions less than (in excess of) net investment income	—	(136,415)
Accumulated net realized gain on sale of investments	7,074,293	—
Net unrealized appreciation on investments	333,643	230,947
Total stockholders’ equity	353,109,493	159,708,305

Total liabilities and stockholders’ equity	$444,927,588	$220,455,614

NET ASSETS PER SHARE	$15.08	$14.43

ARES CAPITAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

	For the three	For the nine
	months ended September 30, 2005	months ended September 30, 2005
	(unaudited)	(unaudited)
INVESTMENT INCOME:
From non-control/non-affiliate investments:
Interest from investments	$8,700,840	$19,648,671
Interest from cash & cash equivalents	282,092	877,860
Dividend income	—	744,818
Capital structuring service fees	759,615	1,694,698
Other income	91,637	213,797
Total investment income from non-control/non-affiliate investments	9,834,184	23,179,844
From affiliate investments:
Interest from investments	853,666	1,865,130
Capital structuring service fees	901,250	1,763,750
Other income	18,889	151,472
Total investment income from affiliate investments	1,773,805	3,780,352
Total investment income	11,607,989	26,960,196

EXPENSES:
Base management fees	1,380,863	3,222,709
Incentive management fees	2,643,353	4,712,556
Administrative	195,360	684,747
Professional fees	368,146	853,940
Directors fees	74,995	232,803
Insurance	151,019	438,232
Interest and credit facility fees	310,463	748,732
Interest payable to the Investment Adviser	32,167	115,706
Amortization of debt issuance costs	84,855	216,281
Other	122,490	192,248
Total expenses	5,363,711	11,417,954
NET INVESTMENT INCOME	6,244,278	15,542,242

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gains (losses):
Net realized gains from non-control/non-affiliate investment transactions	3,189,827	10,346,269
Net realized losses from affiliate investment transactions	(1,124)	(3,154)
Net realized gains from investment transactions	3,188,703	10,343,115
Net unrealized gains (losses):
Investment transactions from non-control/non-affiliate investments	447,617	103,824
Investment transactions from affiliate investments	1,292	(1,128)
Net unrealized gains from investment transactions	448,909	102,296
Net realized and unrealized gain on investments	3,637,612	10,445,811

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$9,881,890	$25,988,053

BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.42	$1.33

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	23,323,314	19,583,970

SCHEDULE 1

Reconciliation of basic and diluted core EPS to basic and diluted GAAP EPS

Reconciliation of basic and diluted core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three month period ended September 30, 2005 is provided below.

Three months ended September 30, 2005
Basic and diluted core EPS(1)	$0.30
EPS attributable to capital gains and losses and any incentive management fees related to such capital gains and losses	$0.12
Basic and diluted GAAP EPS	$0.42

(1) Basic and diluted core EPS is a non-GAAP financial measure. Core EPS is the net per share increase in stockholders’ equity  resulting from operations less capital gains and losses and any incentive management fees attributable to such capital gains and losses.  The Company believes that core EPS provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial condition and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.